 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): November 1, 2024

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Six Forks Road, Raleigh, North Carolina 27609
(Address of principal executive offices) (Zip Code)

(540) 362-4911
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AAP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced on August 22, 2024, Advance Auto Parts, Inc., a Delaware Corporation (the “Company”), and an affiliate of the Carlyle Group (NASDAQ: CG) (the “Buyer”) entered into a Sale and Purchase Agreement (the “Agreement”) to sell the Company’s Worldpac Inc. business (“Worldpac”). On November 1, 2024, the Company completed the sale of Worldpac to the Buyer pursuant to the terms of the Agreement for aggregate cash consideration of approximately $1.5 billion, as adjusted for working capital and other items.

In connection with the transaction, the historical results of Worldpac will be reflected as discontinued operations beginning in the third quarter of 2024.

The Company expects to use the proceeds from the transaction for general corporate purposes, which may include the provision of additional working capital, funding internal operational improvement initiatives and repayment or refinancing of outstanding indebtedness. As previously disclosed, the Company has agreed to provide a letter of credit of up to $200 million, under its unsecured revolving credit facility, for up to 12 months after closing of the transaction as credit support for Worldpac’s new supply chain financing program, which letter of credit will reduce to zero no later than 24 months after closing.

The foregoing description of the transaction terms is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 22, 2024, and is incorporated into this Item 2.01 by reference.

The Company issued a press release on November 4, 2024 announcing the closing of the transaction, a copy of which is filed as Exhibit 99.1 to this Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The information included in Item 9.01 of this Current Report on Form 8-K, including unaudited pro forma condensed consolidated financial statements as of and for the twenty-eight weeks ended July 13, 2024, do not reflect adjustments for certain historical intercompany sales, margins and overhead costs related to the Worldpac business. For an understanding of the forward-looking plans of the Company on a post-Worldpac basis, excluding intercompany adjustments, the information included in this Form 8-K should be read in conjunction with information expected to be filed in the Company's upcoming press release announcing third quarter financial results, including expected revised annual financial guidance, and the Company's upcoming update on strategic priorities, each of which is currently planned for November 14, 2024.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma financial information of the Company is filed as Exhibit 99.2 to this Report on Form 8-K and is incorporated herein by reference:

•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 13, 2024
•Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twenty-eight weeks ended July 13, 2024
•Unaudited Pro Forma Condensed Consolidated Statements of Operations for each of the fiscal years ended December 30, 2023, December 31, 2022 and January 1, 2022
•Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release issued November 4, 2024.
99.2	Advance Auto Parts, Inc. Pro Forma Condensed Consolidated Financial Statements.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast, “guidance,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the sale of Worldpac, including statements regarding the expected impact of transaction costs and expected use of proceeds and expectations for economic conditions, future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect the Company’s views based on historical results, current information and assumptions related to future developments. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, the Company’s use of proceeds and ability to maintain credit ratings, complexities in the Company’s inventory and supply chain and challenges with transforming and growing its business. Except as may be required by law, the Company undertakes no obligation to update any forward-looking statements made herein. Please refer to “Item 1A. Risk Factors” of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent filings with the SEC, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: November 7, 2024	/s/ Ryan P. Grimsland
Ryan P. Grimsland
Executive Vice President, Chief Financial Officer